SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 4, 2006


                               CEL-SCI CORPORATION
                          ------ --------------------
             (Exact name of Registrant as specified in its charter)


        Colorado                       0-11503                  84-0916344
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(State or other jurisdiction    (Commission File No.)        (IRS Employer
of incorporation)                                           Identification No.)



                              8229 Boone Blvd. #802
                                Vienna, VA 22182
                       ---------------------------------
          (Address of principal executive offices, including Zip Code)


      Registrant's telephone number, including area code: (703) 506-9460
                                                          --------------



                                       N/A
                 ----------------------------------------- ----
          (Former name or former address if changed since last report)




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Item 1.01.  Entry into Material Definitive Agreement

      On August 4, 2006, CEL-SCI sold Series K convertible notes, plus Series K warrants, to independent private investors for $8,300,000. The notes bear interest annually at the greater of 8% or 6 month LIBOR plus 3% per year. The Notes are due and payable on August 4, 2011 and are secured by substantially all of CEL-SCI's assets.

      Interest is payable quarterly with the first interest payment due on September 30, 2006. Beginning March 4, 2007 CEL-SCI is required to make monthly payments of $207,500 toward the principal amount of the Notes. If CEL-SCI fails to make any interest or principal payment when due, the notes will become immediately due and payable.

      At CEL-SCI's election, and under certain conditions, CEL-SCI may use shares of its common stock to make interest and principal payments.

      At the holder's option the Series K notes are convertible into shares of the Company's common stock at a conversion price of $0.86.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price above the Conversion Price, but below the average closing price of CEL-SCI's common stock over the five trading days prior to the sale of the shares, the Conversion Price will be lowered to a price determined by a formula contained in the Notes. The Conversion Price will also be proportionately adjusted in the event of any stock splits.

      CEL-SCI has agreed to file a registration statement with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the Series K notes or the exercise of the Series K warrants may be resold in the public market.

      CEL-SCI is required to file the registration statement no later than September 13, 2006, to cause the registration statement to become effective by December 4, 2006, and to keep the registration statement continuously effective until the shares covered by the registration statement have been sold or can be sold pursuant to Rule 144(k). If CEL-SCI fails to comply with these provisions, CEL-SCI will be required to pay damages to the holders of the Notes.

      At any time after August 4, 2009 any note holder will have the right to require CEL-SCI to redeem all or any portion of the outstanding principal amount of the Notes, plus all accrued but unpaid interest.

      The Series K warrants allow the holders to purchase up to 4,825,581 shares of CEL-SCI's common stock at a price of $0.95 per share at any time between February 4, 2007 and February 4, 2012.

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      The exercise price of the Series K warrants, as well as the shares issuable upon the exercise of the warrants, will be proportionately adjusted in the event of any stock splits.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable exercise price of the Series K warrants, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be.

      If CEL-SCI sells any additional shares of common stock, or any securities convertible into common stock at a price above the exercise price but below the market price of CEL-SCI's common stock, the exercise price of the Series K warrants will be lowered to a price determined by a formula contained in the warrants.

      See the exhibits attached to this report for the complete terms of the convertible notes and warrants.

Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description
      --------------          -----------

           10 Securities Purchase Agreement (together with schedule required by Instruction 2 to Item 601 of Regulation S-K) pertaining to Series K notes and warrants, together with the following exhibits to the Securities Purchase Agreement:

                              A. Form of Note
                              B. Form of Warrant
                              C. Transfer Agent Instructions
                              D. Form of Legal Opinion
                              E. Form of Security Agreement F. Plan of
                                 Distribution




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 7, 2006

                                 CEL-SCI CORPORATION



                                 By:   /s/ Geert R. Kersten
                                      ----------------------------------------
                                      Geert R. Kersten, Chief Executive
                                      Officer

































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